Exhibit 99.1

Contact: John Jordan

Director of Investor Relations

508-541-8800, ext. 145

PLC SYSTEMS AND EDWARDS LIFESCIENCES MODIFY BUSINESS AGREEMENT FOR THE
OPTIWAVE 980 CARDIAC LASER ABLATION SYSTEM

— PLC To Receive Up To $3.2 Million Consisting of $1.5 Million For Transfering To Edwards
Manufacturing Rights for the Optiwave 980 Handpieces and
Up to $1.7 Million in Future Royalty Payments —

Franklin, MA, March 15, 2006 – PLC Systems Inc. (AMEX: PLC), a worldwide leader in cardiac laser technologies, today announced that PLC Systems and Edwards Lifesciences (NYSE:EW) have agreed to a modification of the original Optiwave 980 contract, which was announced in February 2004. As a result of the new agreement, PLC will receive $1.5 million in consideration for transferring to Edwards the Optiwave 980 disposable handpiece manufacturing and development rights and will also receive a royalty on future Optiwave 980 disposable handpiece revenue to a maximum of $1.7 million. PLC remains the exclusive manufacturer for the current generation of Optiwave 980 lasers and has the right of first refusal to develop and manufacture the next generation technology.

“Restructuring the business terms of this agreement provides benefits for both parties, as it enables each company to focus its efforts and energies on their respective core competencies,” stated Mark R. Tauscher, president and CEO of PLC Systems. “We believe the immediate financial return offered to us through the upfront $1.5 million payment, coupled with the upside potential that we have retained through the new royalty arrangement, provides us a better overall economic result. In addition, this new arrangement eliminates the need for us to ramp-up and devote substantial manufacturing and engineering resources for Optiwave 980 disposables, which allows us to focus our critical resources on our new strategic growth initiative. This was a significant consideration for us, since we believe our new strategic initiative will provide a better overall growth opportunity for PLC.”

PLC Systems is a medical technology company specializing in innovative technologies for the cardiac and vascular markets. Headquartered in Franklin, Mass., PLC pioneered the CO2 Heart Laser System, sold and marketed by Edwards Lifesciences, that cardiac surgeons use to perform CO2 transmyocardial revascularization (TMR) to alleviate symptoms of severe angina. Additional company information can be found at www.plcmed.com.

This press release contains “forward-looking” statements. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions are intended to identify forward-looking statements. Our statements of our objectives are also forward looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. Actual results could differ materially from those indicated by such forward-looking statements as a result of a variety of important factors, including we may not earn royalties under the modified business agreement with Edwards, our new strategic growth initiative may not result in saleable products, we may be unable to successfully develop or manufacture products under our agreements with Edwards; Edwards may decide not to pursue or continue the sales and marketing activities for these products; Edwards may be unsuccessful in selling these products,  operational changes, competitive developments may affect the market for our products, regulatory approval requirements may affect the market for our products, we may be unable to convince health care professionals and third party payers of the medical and economic benefits of the CO2 Heart Lasers, and there can be no assurance that all payers will reimburse health care providers who perform TMR procedures or that reimbursement, if provided, will be adequate, and additional risk factors described in our Report on Form 10-K for the year ended December 31, 2004, and our other SEC reports.

PLC Systems, PLC Medical Systems, PLC and CO2 Heart Laser are trademarks of PLC Systems Inc.

Edwards Lifesciences, Edwards, and Optiwave 980 are trademarks of Edwards Lifesciences Corporation.